Exhibit 99.(b)(2)

October 18, 2013

Marlin Equity III, L.P.

Marlin Equity IV, L.P.

c/o Marlin Management Company, LLC

338 Pier Avenue

Hermosa Beach, CA 90254

Attention: Nick Kaiser

To:                             (1)                                 Blackhawk Holding Vehicle LLC

c/o Marlin Management Company, LLC

338 Pier Avenue

Hermosa Beach, CA 90254

Attention: Nick Kaiser

(2)                                 Blackhawk Merger Sub Inc.

c/o Marlin Management Company, LLC

338 Pier Avenue

Hermosa Beach, CA 90254

Attention: Nick Kaiser

(3)                                 Tellabs, Inc.

One Tellabs Center

1415 W. Diehl Road

Naperville, Illinois 60563

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger (the “Agreement”), to be entered into on or about October 18, 2013, by and among Tellabs, Inc., a Delaware corporation (the “Company”), Blackhawk Holding Vehicle LLC, a Delaware limited liability company (the “Parent”), and Blackhawk Merger Sub Inc., a Delaware corporation (the “Sub”).  Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Agreement.

Subject to the satisfaction, or waiver by Parent and Sub, if permitted, of the conditions set forth in Annex II to the Agreement, (a) Marlin Equity III, L.P., a Delaware limited partnership (“Fund III”), absolutely, irrevocably and unconditionally commits to provide Parent with a cash contribution, immediately prior to the Offer Closing, in an aggregate amount equal to $13,320,000 (the “Fund III Contribution”) and (b) Marlin Equity IV, L.P., a Delaware limited partnership (“Fund IV”), absolutely, irrevocably and unconditionally commits to provide Parent with a cash contribution, immediately prior to the Offer Closing, in an aggregate amount equal to $408,273,346 (the “Fund IV Contribution” and together with the Fund III Contribution, the “Marlin Contribution” ); provided, however, that the amount Fund IV is required to so contribute to Parent shall be reduced by any amount contributed to Parent pursuant to the Debt Financing and deposited by Parent with the Paying Agent in accordance with Section 2.02(a) of the Agreement and provided further that neither Sub nor the Company or any of the Company Subsidiaries shall incur any liability or obligation in connection with the Fund III Contribution or the Fund IV Contribution and no portion of the Fund III Contribution or the Fund IV Contribution may be secured by any Lien on any asset or property of Sub, Company or any of their respective Subsidiaries.  Fund III will be under no obligation under any circumstances to contribute an amount of cash to Parent greater than the Fund III Contribution.  Fund IV will be under no obligation under any circumstances to contribute an amount of cash to Parent greater than the Fund IV Contribution.  The proceeds from the Marlin Contribution will be used to fulfill the Parent’s funding obligations under Section 2.02(a) of the Agreement and for the other Financing Uses.  Fund III has and will maintain until the earlier of (a) the payment of the Fund III Contribution and (b) termination of the commitment hereunder, an available amount for contribution to Parent of not less than the Fund III Contribution.  Fund IV has and will maintain until the earlier of (a) the payment of the Fund IV Contribution and (b) the termination of the commitment hereunder, an available amount for contribution to Parent of not less than the Fund IV Contribution.  There are no conditions to the Marlin Contribution other than as set forth in Annex II to the Agreement.  Each of Fund III and Fund IV further agrees that it will not withdraw or rescind this commitment unless and until the Agreement is terminated in accordance with its terms.

The Company shall be a third-party beneficiary of this letter and entitled to claim and specifically enforce the terms of this letter on behalf of Parent and Sub.

This letter, the Agreement and the Guaranty constitute the entire agreement, and supersede all prior agreements, understandings and statements, written or oral, among the parties hereto with respect to the subject matter hereof.  This commitment hereunder shall terminate automatically on the termination of the Agreement in accordance with the terms thereof; provided, that, in such event, the commitment hereunder shall remain in effect for 120 days after the termination of the Agreement pursuant to the terms thereof to satisfy any obligations of Parent or Sub that survive termination of the Agreement pursuant to Section 7.02(a) thereof (except that, if the Company has presented a claim relating to such obligations by such 120th day, the commitment hereunder shall not terminate until such claim has been finally settled or otherwise resolved either in a final non-appealable judicial determination or by written agreement of the Company. Fund III and Fund IV and the obligations finally determined or agreed are satisfied in full).  No modification, amendment, waiver or withdrawal of this letter shall be binding upon or enforceable against Fund III, Fund IV, Parent, Sub or the Company without prior written approval of Fund III, Fund IV, Parent, Sub and the Company.  This letter may not be assigned by any party without the prior written consent of each of the parties hereto; any such assignment without such consent shall be null and void ab initio.

This letter shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to the principles of conflicts of Law thereof.  Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this letter brought by any other party or its successors or assigns shall be brought and determined in any Delaware state or federal court, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this letter or the actions contemplated hereby.  Each of the parties agrees not to commence any

Proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding arising out of or relating to this letter or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Proceeding in any such court is brought in an inconvenient forum, (B) the venue of such Proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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Very truly yours,

MARLIN EQUITY IV, L.P.

By: Marlin Equity Partners IV, L.P., its general partner

By. Marlin Ultimate GP, LLC, its general partner

By:	/s/ Nicholas M. Kaiser
Name:	Nicholas M. Kaiser
Title:	Principal

MARLIN EQUITY III, L.P.

By: Marlin Equity Partners III, L.P., its general partner

By: Marlin Ultimate GP, LLC, its general partner

By:	/s/ Nicholas M. Kaiser
Name:	Nicholas M. Kaiser
Title:	Principal

[Signature Page to the Sponsor Commitment Agreement]

Agreed to and accepted as of
the date first written above:

BLACKHAWK HOLDING VEHICLE LLC,
a Delaware limited liability company

By: Marlin Equity IV, L.P., its managing member

By: Marlin Equity Partners IV, L.P., its general partner

By: Marlin Ultimate GP, LLC, its general partner

By:	/s/ Nicholas M. Kaiser
Name:	Nicholas M. Kaiser
Title:	Principal

BLACKHAWK MERGER SUB INC.,
a Delaware corporation

By: Blackhawk Holding Vehicle LLC, its sole shareholder

By: Marlin Equity IV, L.P., its managing member

By: Marlin Equity Partners IV, L.P., its general partner

By: Marlin Ultimate GP, LLC, its general partner

By:	/s/ Nicholas M. Kaiser
Name:	Nicholas M. Kaiser
Title:	Principal

[Signature Page to the Sponsor Commitment Agreement]